As filed with the Securities and Exchange Commission on September 24, 1999
                                                     Registration   No. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  EPIMMUNE INC.

             (Exact name of registrant as specified in its charter)

       Delaware                                          35-0245076
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                 --------------

                             5820 Nancy Ridge Drive
                           San Diego, California 92121
                    (Address of principal executive offices)

                                 --------------

    Common Stock Issuable Upon Exercise of Options Assumed by Epimmune Inc.,
       Originally Granted Under the Epimmune Inc. 1997 Stock Option Plan
                            (Full title of the plans)

                                Deborah Schueren
                      President and Chief Executive Officer
                                  Epimmune Inc.
                             5820 Nancy Ridge Drive
                           San Diego, California 92121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:
                              L. Kay Chandler, Esq.
                             Nancy D. Krueger, Esq.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                  858-550-6000

                                 --------------

                         CALCULATION OF REGISTRATION FEE

======================= ===================== ==================== ===================== ====================
                                                Proposed Maximum     Proposed Maximum
 Title of Securities        Amount to be           Offering             Aggregate              Amount of
   to be Registered          Registered          Price per Share      Offering Price        Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
  Common Stock, par      208,826 shares(1)         $0.15609              $32,596               $ 9.06
        value
   $0.01 per share
----------------------- --------------------- -------------------- --------------------- --------------------
  Common Stock, par      207,588 shares(1)         $0.48026              $99,696               $27.72
        value
   $0.01 per share
----------------------- --------------------- -------------------- --------------------- --------------------
  Common Stock, par        6,869 shares(1)         $1.50080              $10,309               $ 2.87
        value
   $0.01 per share
======================= ===================== ==================== ===================== ====================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the actual exercise price for shares subject to the options.

The shares registered hereunder will be issued upon the exercise of stock options assumed by Epimmune Inc., formerly known as Cytel Corporation, a Delaware corporation (the "Registrant"), pursuant to that certain Certificate of Ownership and Merger filed by the Registrant with the Secretary of State of the State of Delaware on July 1, 1999. These options were originally granted to employees of Epimmune Inc., the subsidiary of the Registrant, under its 1997 Stock Option Plan.


                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Epimmune Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.


                                       3.

                                    EXHIBITS

EXHIBIT
NUMBER
  5.1      Opinion of Cooley Godward LLP.

 23.1      Consent of Ernst & Young LLP, Independent Auditors.

 23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
           Registration Statement.

 24        Power of Attorney is contained on the signature pages.

 99.1      Epimmune Inc. 1997 Stock Option Plan.

 99.2      Form of Incentive Stock Option Agreement used under Epimmune 1997
           Stock Option Plan.



                                  UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                       4.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       5.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 24, 1999.

                                       EPIMMUNE INC.

                                       By: /S/ DEBORAH SCHUEREN
                                          -------------------------------------
                                           Deborah Schueren, President

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deborah Schueren and Robert Chesnut, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       6.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                         TITLE                            DATE

       /S/  DEBORAH A. SCHUEREN           President, Chief Executive         September 24, 1999
   ------------------------------------   Officer and Chief Financial
            Deborah A. Schueren           Officer (Principal Executive
                                          Officer, Principal Financial
                                          and Accounting Officer)


       /S/ HOWARD E. GREENE, JR.
   ------------------------------------   Director                           September 24, 1999
           Howard E. Greene, Jr.


       /S/ NICOLE VITULLO
   ------------------------------------   Director                           September 24, 1999
           Nicole Vitullo


       /S/ NANCY D. RASMUSSEN
   ------------------------------------   Director                           September 24, 1999
           Nancy D. Rasmussen


       /S/ WILLIAM T. COMER, PH.D.
   ------------------------------------   Director                           September 24, 1999
           William T. Comer, Ph.D.

       /S/ MICHAEL G. GREY
   ------------------------------------   Director                           September 24, 1999
           Michael G. Grey


                                       7.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION

  5.1     Opinion of Cooley Godward LLP

 23.1     Consent of Ernst & Young LLP

 23.2     Consent of Cooley  Godward LLP is  contained  in  Exhibit 5  to this
          Registration Statement

 24       Power of Attorney is contained on the signature pages.

 99.1     Epimmune Inc. 1997 Stock Option Plan

 99.2     Form of Incentive  Stock Option  Agreement  used under Epimmune Inc.
          1997 Stock Option Plan.

                                       8.